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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Registration Statement of Com21, Inc. on Form S-1 of our report dated January 16, 1998 (January 23, 1998 as to the first paragraph of Note 11; March 10, 1998 as to the second through fifth paragraphs
of Note 11; and           , 1998 as to the last paragraph of Note 11) appearing
in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

San Jose, California
            , 1998
                          ---------------------------

     The financial statements of Com21, Inc. included in the Prospectus have been adjusted to give effect to the one-for-two reverse common and convertible preferred stock split which is to occur upon the effectiveness of this Registration Statement. The above consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of such reverse split, which is described in the last paragraph of Note 11 to the financial statements, and assuming that, from March 10, 1998 to the date of such reverse split, no other events shall have occurred that would affect the accompanying financial statements or notes thereto.

DELOITTE & TOUCHE LLP

San Jose, California
March 10, 1998